UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2021

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
March 31, 2021 Net Asset Value Per Share
Griffin Capital Essential Asset REIT, Inc.'s (the "Registrant") board of directors (the "Board"), including a majority of its independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of the Registrant's net asset value ("NAV"). The Registrant's updated estimates of its NAV per share, which are published on a quarterly basis, are posted on the Registrant's website at www.gcear.com. Please see the Registrant's valuation procedures filed with the Registrant's most recent Annual Report on Form 10-K and the Registrant's subsequent Quarterly Reports and Current Reports, which were filed with the Securities and Exchange Commission (the "SEC") and are available on the SEC's website at www.sec.gov, for a more detailed description of the Registrant's valuation procedures. The Registrant's NAV is calculated for the Registrant's Class T shares, Class S shares, Class D shares, Class I shares, Class A shares, Class AA shares, Class AAA shares and Class E shares by the Registrant's NAV Accountant, ALPS Fund Services, Inc., a third-party firm approved by the Board, including a majority of its independent directors.
Set forth below are the components of the Registrant's daily NAV as of March 31, 2021 and December 31, 2020, calculated in accordance with the Registrant's valuation procedures (in thousands, except share and per share amounts):

	March 31, 2021	December 31, 2020
Gross Real Estate Asset Value	$5,627,947	$4,277,879
Investments in Unconsolidated Entities	4,100	4,100
Goodwill (Management Company Value)	230,000	230,000
Interest Rate Swap (Unrealized Loss)	(39,823)	(56,776)
Perpetual Convertible Preferred Stock	(125,000)	(125,000)
Other Assets (Liabilities), net	60,948	157,182
Total Debt at Fair Value	(2,535,135)	(2,140,065)
NAV	$3,223,037	$2,347,320

Total Shares Outstanding	356,040,604	262,196,714
NAV per share	$9.05	$8.95
The Registrant's independent valuation firm utilized the following approaches in calculating the Registrant's NAV in accordance with the Registrant's valuation procedures: (i) the discounted cash flow approach for 96 of the properties owned by the Registrant prior to the acquisition of the CCIT II Properties (as defined below), (ii) the direct capitalization approach for one of the properties owned by the Registrant prior to the acquisition of the CCIT II Properties, (iii) the allocated purchase price for each of the 26 properties in the Cole Office & Industrial REIT (CCIT II), Inc. portfolio ("CCIT II Properties") acquired in March 2021, and (iv) the sales comparison approach for the Lynwood land parcel.
The allocated purchase price of all of the CCIT II Properties, including transaction costs, was approximately $1.3 billion, which is included in Gross Real Estate Asset Value. Other Assets (Liabilities), net is lower due to cash payments for transaction costs related to the purchase of CCIT II and capital expenditures incurred during the quarter by the Registrant.
The overall capitalization rate for the one property utilizing the direct capitalization approach for the quarter was 5.25%. The following summarizes the range of cash flow discount rates and terminal capitalization rates for the 96 properties using the discounted cash flow approach:

	Range		Weighted Average
Cash Flow Discount Rate (discounted cash flow approach)	5.50%	14.00%	7.55%
Terminal Capitalization Rate (discounted cash flow approach)	5.00%	10.00%	6.80%

The following table sets forth the changes to the components of NAV for the Registrant and the reconciliation of NAV changes for each class of shares (dollars in thousands, except share and per share amounts):

	Share Classes
	Class T	Class S	Class D	Class I	Class E	IPO (1)	OP Units	Total

NAV as of December 31, 2020	$5,064	$16	$374	$17,207	$1,392,937	$645,820	$285,902	$2,347,320
Fund level changes to NAV
Unrealized gain on net assets	75	—	5	254	28,242	9,521	4,212	42,309
Unrealized gain (loss) on interest rate swaps	31	—	1	105	11,143	3,935	1,738	16,953
Dividend accrual	(36)	—	(4)	(164)	(16,089)	(6,287)	(2,748)	(25,328)
Class specific changes to NAV
Stockholder servicing fees/distribution fees	(13)	—	—	—	—	—	—	(13)
NAV as of March 31, 2021 before share/unit sale/redemption activity	$5,121	$16	$376	$17,402	$1,416,233	$652,989	$289,104	$2,381,241

Unit sale/redemption activity- Dollars
Amount sold	$21	$—	$3	$48	$844,350	$2,809	$—	$847,231
Amount redeemed and to be paid	—	—	—	(29)	(4,497)	(909)	—	(5,435)
NAV as of March 31, 2021	$5,142	$16	$379	$17,421	$2,256,086	$654,889	$289,104	$3,223,037

Shares/units outstanding as of December 31, 2020	558,106	1,802	41,095	1,900,042	155,212,286	72,644,484	31,838,899	262,196,714
Shares/units sold	2,353	—	304	5,280	94,130,444	315,790	—	94,454,171
Shares/units redeemed	—	—	—	(3,259)	(504,187)	(102,835)	—	(610,281)
Shares/units outstanding as of March 31, 2021	560,459	1,802	41,399	1,902,063	248,838,543	72,857,439	31,838,899	356,040,604

NAV per share as of December 31, 2020	$9.07	$9.07	$9.06	$9.06	$8.97	$8.89
Change in NAV per share/unit	0.10	0.10	0.10	0.10	0.10	0.10
NAV per share as of March 31, 2021	$9.17	$9.17	$9.16	$9.16	$9.07	$8.99
(1) IPO shares include Class A, Class AA, and Class AAA shares.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: April 23, 2021	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer